360 Funds 485BPOS

Exhibit 99(j)(6)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partner

Midwood Capital Partners, L.P.:

We consent to the use of our report, dated April 20, 2018, with respect to the financial statements of Midwood Capital Partners, L.P., as of December 31, 2017 and for the year then ended, incorporated by reference in the Post-Effective Amendment No. 138 to the Registration Statement (No. 333-123290) on Form N-1A dated January 28, 2020, and to the reference to our firm under the caption Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

January 28, 2020